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                                   EXHIBIT 16

                       [LETTERHEAD OF THOMAS MONAHAN, CPA]






Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I have reviewed the current report on Form 8-K of Fullcomm Technologies, Inc., dated July 22, 2002 in respect to Item 4, "Changes in Registrant's Certifying Accountants," and agree with the statements contained therein.


Paterson, New Jersey
August 3, 2002                                        /s/Thomas Monahan
                                                      --------------------------
                                                      Thomas Monahan, CPA




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